UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 15, 2006

Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

World Headquarters	15650-0231
1600 Technology Way	(Zip code)
P.O. Box 231
Latrobe, Pennsylvania

(Address of principal executive offices)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits

Item 1.01 Entry Into a Definitive Material Agreement.
     On March 15, 2006, Kennametal Inc. (“Kennametal”) and its wholly owned subsidiary, JLK Direct Distribution, Inc. (“Seller”), entered into a Stock Purchase Agreement (the “Agreement”) with MSC Industrial Direct Co., Inc., (“MSC”) and its wholly-owned subsidiary, MSC Acquisition Corp. VI (“Buyer”). Pursuant to the Agreement, the Buyer agreed to purchase 100% of the outstanding equity of J&L America, Inc. d/b/a as J&L Industrial Supply (“J&L”) from the Seller for a purchase price of $349.5 million, subject to certain pre-and post-closing adjustments. Kennametal has guaranteed the obligations of the Seller under the Agreement, and MSC has guaranteed the obligations of the Buyer. The Agreement contains customary representations, warranties, and covenants. The representations, warranties and covenants of the parties’ are made to and solely for the benefit of each other, and are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with the execution of the Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they are made only as of the date of the Agreement and are modified by the underlying disclosure schedules.
     The transaction, which is expected to close during the second calendar quarter of 2006 (Kennametal’s fourth fiscal quarter), is subject to regulatory approval, the delivery of certain audited and reviewed financial statements of J&L with respect to prior periods, and customary closing conditions.
     In connection with consummation of the transaction, Kennametal, J&L and MSC will enter into certain business arrangements, including: (i) an Administrative Services Agreement relating to, among other things, data support services; (ii) a Trademark License Agreement relating to the use of the Hertel trademark and logo; (iii) a Distributor Agreement relating to the distribution of Kennametal branded products in the territory as defined therein; (iv) a Private Label Agreement relating to the manufacture and private branding of certain products by Kennametal; (v) a Patent Application License Agreement; (vi) a Patent License Agreement; and (vii) a Confidentiality / Non-Competition / Non-Solicitation Agreement.
     The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.
Item 8.01 Other Events
     On March 16, 2006, Kennametal Inc. issued a press release announcing the execution of the Stock Purchase Agreement described in Item 1.01 above. A copy of the press release is included herein as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 2.1	Stock Purchase Agreement by and among JLK Direct Distribution, Inc., Kennametal Inc., MSC Industrial Direct Co., Inc. and MSC Acquisition Corp. VI dated as of March 15, 2006.

Exhibit 99.1	Kennametal Inc. Press Release dated March 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.

Registrant

Date: March 16, 2006	By:	/s/ David W. Greenfield

David W. Greenfield
Vice President, Secretary and General Counsel